Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

Las Vegas – March 24, 2021 – Full House Resorts, Inc. (Nasdaq: FLL) (“Full House Resorts” or the “Company”), a developer, owner and operator of casinos and related hospitality and entertainment facilities in regional U.S. markets, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Full House Resorts also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the offering to cover over-allotments, if any. All of the securities in the proposed offering are to be sold by Full House Resorts.

The Company intends to use the net proceeds from the proposed offering, if completed, for working capital and general corporate purposes, which could include construction of a new hotel tower and meeting space at the Company’s Silver Slipper Casino and Hotel. The Company has no specific plans or timing for the new tower at this time.

Craig-Hallum Capital Group is acting as the sole book-running manager for the offering.

A shelf registration statement on Form S-3 (File No. 333-251778) relating to the proposed offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2020 and declared effective by the SEC on January 7, 2021. The shares may be offered only by means of a written prospectus and prospectus supplement that form part of that registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the proposed offering have been filed with the SEC and may be obtained on the SEC’s web site at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the proposed offering may also be obtained by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, by telephone at (612) 334-6300 or by e-mail at prospectus@chlm.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. The Company is currently constructing Chamonix Casino Hotel, a new luxury hotel and casino in Cripple Creek, Colorado, and is one of three finalists for consideration by the Illinois Gaming Board to develop a casino in Waukegan, Illinois. For further information, please visit www.fullhouseresorts.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, Full House Resorts’ intention to the offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Full House Resorts’ operations, markets, products and services. Full House Resorts identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Full House Resorts’ most recent Annual Report on Form 10-K, as may be supplemented or amended by Full House Resorts’ subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Full House Resorts undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com